Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

VENOCO, INC. ANNOUNCES CLOSING OF PRIVATE NOTES OFFERING

DENVER, COLORADO, February 15, 2011 /Marketwire/ — Venoco, Inc. (NYSE: VQ) announced today the closing of its previously announced offering of $500 million principal amount of senior unsecured notes. Venoco intends to use the net proceeds of the offering to repay certain indebtedness.

This press release is neither an offer to sell nor the solicitation of an offer to buy the notes or any other securities. The notes will be offered in the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and outside the United States in reliance on Regulation S under the Securities Act. The notes have not been registered under the Securities Act and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements.

Forward-looking Statements

Statements made in this news release other than statements of historical fact are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management’s assumptions are subject to a wide range of business risks and uncertainties and there is no assurance that these assumptions and expectations will be realized.  Information regarding risks and uncertainties that may affect the company’s operations and the forward-looking statements made herein is available in the company’s filings with the Securities and Exchange Commission, which are incorporated by this reference as though fully set forth herein.

For further information, please contact Mike Edwards, Vice President, (303) 626-8320; http://www.venocoinc.com; E-Mail investor@venocoinc.com.

Source: Venoco, Inc.

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